Exhibit 10.58

RESTRICTED STOCK UNIT AGREEMENT

RESTRICTED STOCK UNIT AGREEMENT, (this “Agreement”), by and between Vroom, Inc., a Delaware corporation (the “Company”), and Participant Name (the “Participant”).

R E C I T A L S:

WHEREAS, the Company desires to grant to the Participant restricted stock units (each a “Restricted Stock Unit”) pursuant to its Amended 2020 Incentive Award Plan (as amended, the “Plan”), each Restricted Stock Unit representing the right to receive one (1) share of common stock, $0.001 par value, of the Company (one “Share”) pursuant to the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Participant hereby agree as follows:

Section 1. Grant of Restricted Stock Units. The Company hereby grants to the Participant, pursuant to the Plan and on the terms and conditions set forth herein, the number of Restricted Stock Units as set forth on Schedule A.

Section 2. Vesting; Term of Restricted Stock Units.

2.1 The Restricted Stock Units shall vest as set forth in Schedule A.

2.2 Individual Account. The Restricted Stock Units shall be credited to a separate account established and maintained by the Company for the Participant on the first business day following the date of grant of the Restricted Stock Units (the “Account”). The Restricted Stock Units will be deemed to be invested in Shares only. The Account shall be maintained on the Company’s books solely for record keeping purposes, and shall not represent any actual segregation or investment of assets or Shares.

Section 3. Distribution of Shares Represented by the Restricted Stock Units.

3.1 The Shares represented by Restricted Stock Units will be distributed to the Participant on or as soon as administratively practicable following the date such Restricted Stock Units vest and, in any event, within sixty (60) days following such vesting (the “Distribution Date”) and certificates representing those Shares will be delivered to the Participant as soon as practicable thereafter.

3.2 If any distribution of Shares represented by the Restricted Stock Units consists of a fractional Share, then in lieu of distributing a fractional Share, the Company shall distribute cash to the Participant equal in value to the Fair Market Value of the fractional Share on the Distribution Date.

Section 4. Withholding Taxes.

4.1 The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Restricted Stock Units. At any time that taxes are required to be withheld in

1

Exhibit 10.58

connection with a distribution of Shares on a Distribution Date, the Company may, in its discretion, withhold Shares that would otherwise be distributed to the Participant (rounded down to the nearest whole share) up to an amount that is equal, based on the Fair Market Value of the Shares on the Distribution Date, to the maximum amount of the federal, state, local, and foreign income and/or employment taxes required, in the Company’s sole judgment, to be collected or withheld with respect to such distribution.

4.2 In satisfaction of any tax withholding obligations, the Participant understands and agrees that upon the issuance of the resulting Shares from the vesting of the Restricted Stock Units (or any restricted stock units previously granted to Participant under the Plan), the Company, on the Participant’s behalf shall instruct the Company’s broker, transfer agent or stock plan administrator, as applicable (the “Agent”), to (1) sell, at the then-applicable market price, that number of shares of Common Stock issued upon the vesting or settlement of the Restricted Stock Units (or any restricted stock units previously granted to Participant under the Plan) as necessary to satisfy any applicable statutory federal, state and local withholding obligations required with respect to any taxable event arising in connection with the Restricted Stock Units (or such other restricted stock units previously granted to Participant under the Plan, as applicable) and all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto, and (2) to pay the cash proceeds of such sale(s) to the Company, with such sales to occur on or as soon as Agent determines is reasonably practicable after the date on which the applicable tax withholding obligation arises (a “Sell to Cover”). The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale(s) directly to the appropriate taxing authorities. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any new certificate representing Shares to the Participant or the Participant’s legal representative or enter such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Restricted Stock Units or the issuance of Shares.

4.3 With respect to any required withholding that is not satisfied pursuant to Section 4.1 or 4.2 above (e.g., an amount represented by a fractional Share), the Company shall require the Participant to remit a cash payment to the Company, deduct such amount from the Participant’s payroll, or shall satisfy such withholding obligation by any other means permitted under the Plan.

Section 5. Transferability.

5.1 Upon the settlement of the Restricted Stock Units, a certificate evidencing the Shares shall be issued by the Company in the Participant’s name pursuant to which the Participant shall have voting and dividend rights unless and until the Shares are canceled or forfeited pursuant to the provisions of this Agreement.

5.2 Prohibited Transfers. The Restricted Stock Units may not be sold, pledged, assigned or transferred in any manner other than by will or the law of descent and distribution, unless and until the Shares underlying the Restricted Stock Units have been issued, and all restrictions applicable to such Shares have lapsed. No Restricted Stock Units or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance,

2

Exhibit 10.58

assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence. Notwithstanding the foregoing, with the consent of the Administrator, the Restricted Stock Units may be transferred to Permitted Transferees, pursuant to any such conditions and procedures the Administrator may require.

Section 6. Rights in Shares Before Delivery. No person shall have any privileges of a stockholder of the Company with respect to any Restricted Stock Units, unless and until Shares are distributed pursuant to Section 3.

Section 7. No Right to Continued Employment or Service. Nothing contained herein shall be construed to confer on the Participant any right to continue as an employee of, or service provider to, the Company, or to derogate from any right of the Company to, as applicable, retire, request the resignation of or discharge the Participant, or to lay off or require a leave of absence of the Participant, with or without pay, at any time, with or without good cause.

Section 8. Qualifications to Distribution. Anything in this Agreement to the contrary notwithstanding, in no event may Shares represented by Restricted Stock Units be distributed if the Company shall, at any time and in its sole discretion, determine that any of the following conditions have not been satisfied: (a) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed; (b) the completion of any registration or other qualification of the Shares under any state or federal law or other rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable, (c) consent or approval of any regulatory body, deemed necessary or desirable in connection with such distribution, (d) the receipt of full payment of any applicable withholding tax in accordance with Section 4. In such event, such distribution shall be held in abeyance and shall not be effective unless and until such condition, listing, registration, qualification or approval shall have been satisfied, effected or obtained free of any conditions not acceptable to the Company; provided that such distribution shall be made at the earliest date at which the Company reasonably determines that the making of such distribution will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii), and provided further that no payment or distribution shall be delayed under this Section 8 if such delay will result in a violation of Code Section 409A.

Section 9. Restrictive Covenants. Participant acknowledges and agrees that as a condition to the grant of Restricted Stock Units pursuant to this Agreement, the Participant agrees to sign and abide by the covenants and restrictions set forth on Exhibit A attached hereto, which are hereby incorporated by reference.

Section 10. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings among the parties related to such matters , provided that any other restrictive covenant obligations that you may owe to Company or its subsidiaries shall continue in accordance with their terms (including without limitation your obligations under the Employee Inventions and Proprietary Information Agreement and any other Non-Disclosure

3

Exhibit 10.58

Agreement or similar agreement which you have acknowledged in the course of your employment).

Section 11. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is subject to Section 16 of the Exchange Act, the Plan, the Restricted Stock Units, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

Section 12. Binding Effect. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Participant and his or her assigns, heirs, executors, administrators and legal representatives.

Section 13. Amendment or Modification; Waiver. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by a written instrument executed on behalf of the Company (as authorized by the Committee) and the Participant. The Restricted Stock Units are not intended to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A. However, notwithstanding the foregoing, the Company may, but shall not be required to, amend this Agreement or adopt other policies and procedures, prospectively or retroactively, or take any other actions, without obtaining the consent of the Participant, to the extent necessary or appropriate (as determined by the Company in its sole discretion) to meet the requirements of Code Section 409A and the guidance issued thereunder such that the additional taxes and penalties set forth in Code Section 409A(a)(i)(B) will not apply to transactions contemplated by the this Agreement. The Company shall have no liability whatsoever for or in respect of any decision to take action to attempt to so comply with Code Section 409A, any omission to take such action or for the failure of any such action taken by the Company to so comply.

Section 14. Participant Undertaking. The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may, in its reasonable judgment, deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement.

Section 15. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 16. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Plan.

4

Exhibit 10.58

Section 17. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights.

Section 18. The Plan. The Participant acknowledges having received a copy of the Plan. The Restricted Stock Units herein granted are subject to all of the terms and provisions of the Plan, all of which are hereby incorporated herein by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

Section 19. Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

Section 20. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

[Signature page follows.]

5

Exhibit 10.58

VROOM, INC.

By: _________________________________________

PARTICIPANT

I, the undersigned, hereby acknowledge receipt of a copy of the Plan and accept the Restricted Stock Units subject to all of the terms and provisions thereof.

The Participant shall accept the RSUs and agree to be bound by the terms and conditions of the Plan and this Agreement within 45 days immediately following the date of the Company’s electronic or other written notification to the Participant of the grant of the Restricted Stock Units. Failure to accept the Restricted Stock Units during this 45-day period will result in the Participant’s rejection of the Restricted Stock Units.

________________________________________________

Participant Name

Date:
Address:

6

Exhibit 10.58

SCHEDULE A

Name of Participant:
Date of Grant:
Number of Restricted Stock Units:
Vesting Commencement Date:

Vesting Terms: 100% of the Shares subject to the Restricted Stock Units will vest on the fourth anniversary of the Vesting Commencement Date, subject to Participant’s continued employment or service with the Company through such date.

If the Participant’s continuous service terminates, all Restricted Stock Units that have not become vested on or prior to the date such continuous service terminates will thereupon be automatically forfeited by the Participant without payment of any consideration therefor.

Withholding Tax: The Participant has carefully reviewed Section 4 of the Agreement and the terms and conditions thereof hereby agreed to by Participant, including, without limitation, the Sell to Cover.

Exhibit 10.58

Exhibit A

Restrictive Covenant Agreement

For good and valid consideration, including my employment or continued employment by Vroom, Inc., a Delaware corporation (together with any of its parent companies, subsidiaries, and affiliates and any of their successors or assigns, collectively, the “Company”), and my receipt of the grant of the Restricted Stock Units as defined in the Restricted Stock Unit Agreement by and between me and the Vroom, Inc., and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the date of my signature below (the “Effective Date”), I, the undersigned, agree to the terms and conditions of this Restrictive Covenant Agreement (this “Agreement”), as follows, as may be modified to the Exhibit A-1 attached hereto to the extent applicable:

1.
Proprietary Information. During the term of my employment, whether before or after the Effective Date, I may have received or may hereinafter receive or otherwise be exposed, directly or indirectly, to confidential and proprietary information of the Company whether in graphic, written, electronic or oral form, including without limitation information relating to the Company’s business, strategies, designs, products, services and technologies and any derivatives, improvements and enhancements relating to any of the foregoing, or to the Company’s suppliers, customers or business partners (collectively “Proprietary Information”). Proprietary Information may be identified at the time of disclosure as confidential or proprietary or information which by its context would reasonably be deemed to be confidential or proprietary. “Proprietary Information” may also include without limitation (a)(i) unpublished patent disclosures and patent applications, know-how, trade secrets, works of authorship, mask works, and other intellectual property, as well as any information regarding shall any idea, invention, mask work, or work of authorship, including, without limitation, any Technology or any improvement, enhancement, development, contribution, or derivative work, in each case whether or not patentable or copyrightable, (ii) non-public information regarding ideas, processes, assays, sketches, schematics, techniques, drawings, designs, descriptions, specifications, documentation, protocols, models, algorithms, software, firmware, formulae, devices, and other technology (collectively, “Technology”), (iii) information concerning or resulting from any research and development or other project, including without limitation, experimental work, product development plans, regulatory compliance information, and research, development and regulatory strategies, and (iv) business and financial information, including without limitation purchasing, procurement, manufacturing, customer lists, information relating to investors, employees, business and contractual relationships, business forecasts, sales and merchandising, business and marketing plans, product plans, and business strategies, including without limitation information the Company provides regarding third parties, such as, but not limited to, suppliers, customers, employees, investors, or vendors; and (b) any other information, to the extent such information contains, reflects or is based upon any of the foregoing Proprietary Information. The Proprietary Information may also include information of a third party that is disclosed to me by the Company or such third party at the Company’s direction.

Exhibit 10.58

2.
Obligations of Non-Use and Nondisclosure. I acknowledge the confidential and secret character of the Proprietary Information, and agree that the Proprietary Information is the sole, exclusive and valuable property of the Company. Except as provided herein below and in Section 3 below, I agree that I have not used and will not use the Proprietary Information except in the performance of my authorized duties as an employee of the Company, and I agree to not disclose all or any part of the Proprietary Information in any form to any third party, either during or after the term of my employment, without the prior written consent of the Company on a case-by-case basis. Upon termination of my employment, and at any earlier time requested by the Company, I agree to cease using and to return to the Company all whole and partial copies and derivatives of the Proprietary Information, whether in my possession or under my direct or indirect control. I understand that my obligations of nondisclosure with respect to Proprietary Information shall not apply to information that I can establish by competent proof (x) was actually in the public domain at the time of disclosure or enters the public domain following disclosure other than as a result of a breach of this Agreement, (y) is already in my possession without breach of any obligations of confidentiality at the time of disclosure by the Company as shown by my files and records immediately prior to the time of disclosure, or (z) is obtained by me from a third party not under confidentiality obligations and without a breach of any obligations of confidentiality. If I become compelled by law, regulation (including without limitation the rules of any applicable securities exchange), court order, or other governmental authority to disclose the Proprietary Information, except as may be protected below, I shall, to the extent possible and permissible under applicable law, first give the Company prompt notice. I agree to cooperate reasonably with the Company in any proceeding to obtain a protective order or other remedy. If such protective order or other remedy is not obtained, I shall only disclose that portion of such Proprietary Information required to be disclosed, in the opinion of my legal counsel. I shall request that confidential treatment be accorded such Proprietary Information, where available. Compulsory disclosures made pursuant to this Section shall not relieve me of my obligations of confidentiality and non-use with respect to non-compulsory disclosures. I shall promptly notify my supervisor or any officer of the Company if I learn of any possible unauthorized use or disclosure of Proprietary Information and shall cooperate fully with the Company to enforce its rights in such information.
3.
Protected Activity. I understand that nothing herein is intended to or shall prevent me from (i) communicating directly with, cooperating with, providing information to, or receiving financial awards from any federal, state or local government agency or regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, as well as any agency’s inspector general or any attorney general, without notifying or seeking permission from the Company, (ii) exercising any rights I may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that I have reason to believe is unlawful. I acknowledge that the Company has provided me with notice of my immunity rights under the U.S. Defend Trade Secrets Act, which

Exhibit 10.58

states: “(1) An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (2) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.”
4.
Property of the Company. I acknowledge and agree that all computers, electronic devices, storage devices, notes, memoranda, reports, drawings, blueprints, manuals, materials, data, emails and other papers and records of every kind, or other tangible or intangible materials which shall come into my possession in the course of my employment with the Company, including without limitation any Proprietary Information and any materials relating to any Proprietary Information, shall be the sole and exclusive property of the Company and I hereby assign any rights or interests I may obtain in any of the foregoing to my employer. I agree to surrender this property to my employer upon termination of my employment, or at any time upon request by my employer. I further agree that any property situated on my employer’s data systems or on my employer’s premises and owned by my employer, including without limitation electronic storage media, filing cabinets or other work areas, is subject to inspection by my employer at any time with or without notice.
5.
Restrictive Covenants. I agree to fully comply with the covenants set forth in this Section 5, which I acknowledge and agree are reasonable and necessary to protect the Company’s legitimate business interests, including its Proprietary Information and goodwill.
5.1
Non-Competition. During the term of my employment with the Company, and for a period of one (1) year immediately following the termination of my employment for any reason (the “Non-Competition Restricted Period”), I will not, anywhere in the Restricted Territory, engage in, have any interest in (including, without limitation, through the investment of capital or lending of money or property), or manage, operate or otherwise render any services that are the same as or similar to the services I provided to the Company within the last twelve (12) months of my employment, to any person or entity (whether on my own or in association with others, as a principal, director, officer, employee, agent, representative, partner, member, security holder, consultant, advisor, independent contractor, owner, investor, participant or in any other capacity) that engages in (either directly or through any subsidiary or affiliate thereof) the Competing Business. As used herein, “Restricted Territory” shall mean the geographic area consisting solely of (i) each state, province, or other political subdivision in which I performed services for, or had material business responsibility on behalf of, the Company at any time during the twelve (12) months immediately preceding the termination of my employment, and (ii) each state, province, or other political subdivision in which I had material contact with, or direct supervisory, sales, or account responsibility for, any customer, prospective customer, or business partner of the

Exhibit 10.58

Company during such period; and “Competing Business” shall mean: (i) the business of financing motor vehicles (including, for the avoidance of doubt, direct or indirect sub-prime automotive lending to consumers), or such other business that manages, operates or otherwise renders any services in connection with, such business (whether on his own or in association with others, as a principal, director, officer, employee, agent, representative, partner, member, security holder, consultant, advisor, independent contractor, owner, investor, participant or in any other capacity); and (ii) any other business that competes with a business constituting at least 5% of the Company’s revenues as of the termination of my employment with the Company. Notwithstanding the foregoing, I acknowledge that I shall be permitted to acquire a passive stock or equity interest in such a person or entity; provided that such stock or other equity interest acquired is less than five percent (5%) of the outstanding interest in such person or entity.
5.2
Non-Solicitation of Company Personnel. During the term of my employment with the Company, and for a period of one (1) year immediately following the termination of such employment for any reason (the “Non-Solicitation Restricted Period”), I will not, directly or indirectly, solicit, induce, or encourage any employee or consultant of the Company about whom I acquired information or with whom I had contact with within the last twelve (12) months of my employment with the Company to cease to render services to the Company, and I shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity. Notwithstanding the foregoing, a general solicitation or advertisement for job opportunities that I may publish without targeting any employee or consultant of the Company shall not be considered a violation of this Section 5.2.
5.3
Non-Solicitation of Company Business Relationships. During my employment with the Company and during the Non-Solicitation Restricted Period, I shall not solicit, induce, or encourage any customer, client, vendor, or other party doing business with the Company with whom I had business contact or about whom I obtained Proprietary Information within the last twelve (12) months of my employment with the Company to terminate its relationship therewith or transfer its business from the Company, and I shall not initiate discussion with any such person for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.
5.4
Tolling Period. Without limiting the Company’s ability to seek other remedies available in law or equity, if I violate any of the provisions of Sections 5.1, 5.2 or 5.3, the Non-Competition Restricted Period and/or the Non-Solicitation Restricted Period, as applicable, shall be tolled for the period of time that I am in violation of such provisions and shall not commence until I have ceased such violation and any litigation to enforce such provisions has resolved, so as to give the Company the full benefit of the bargained-for length of forbearance.
5.5
Attorneys’ Rules of Professional Conduct. Notwithstanding the foregoing, to the extent I am subject to the Attorneys’ Rules of Professional Conduct of any state or other jurisdiction, nothing in this Section 5 shall be interpreted to restrict me from engaging in the

Exhibit 10.58

authorized practice of law, provided that such engagement does not also require me to serve in whole or in part in a business, non-legal role with a Competing Business.
5.6
Interpretation

(a) I acknowledge and agree that, as used in this Section 5, the term “employment” means any period of employment or engagement, whether as an employee or independent contractor, with the Company. I agree that neither my reclassification from an employee to an independent contractor or vice versa, nor the technical transfer of my employment from one Company entity to another Company entity shall serve as a termination for purposes of this Agreement.

(b) If any restriction set forth in this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

5.7
Waiver. At any time, the Company may in its sole discretion elect to waive any or part of my obligations set forth in this Agreement, provided any such waiver is expressly agreed to in writing by an executive officer of the Company, or, if I am an executive officer of the Company, by the Board of Directors of the Company.
6.
Notification to Other Parties. In the event of termination of my employment with the Company for any reason, I hereby consent to notification by the Company to my new employer or other party for whom I work about my rights and obligations under this Agreement, without notice to me or further consent from me.
7.
Miscellaneous.
7.1
I understand and agree that my employment with the Company is at will. The at-will nature of my employment also means that I can be transferred or demoted, and my job title, compensation, benefits and other terms and conditions of employment can be reduced, at any time, with or without cause. I acknowledge that any such changes, whether material or not material, shall not affect the enforceability of the covenants set forth in this Agreement.
7.2
The parties’ rights and obligations under this Agreement will bind and inure to the benefit of their respective successors, heirs, executors, and administrators and permitted assigns; provided, I will not assign this Agreement or my obligations hereunder without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion, and any such purported assignment without consent shall be null and void from the beginning. I agree that the Company may freely assign or otherwise transfer this Agreement to any affiliate or successor in interest (whether by way of merger, sale, acquisition or corporate re-organization or any substantially similar process) of the Company.

Exhibit 10.58

7.3
This Agreement does not supersede or replace any prior or contemporaneous agreements relating to its subject matter. Any prior agreement containing restrictive covenants that I may have signed with or for the benefit of the Company shall continue in full force and effect, together with this Agreement, to provide maximum protection to the Company and its Proprietary Information and other protectable business interests.
7.4
This Agreement may not be modified or amended, unless mutually agreed upon in writing by both parties. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company is not valid unless in writing and signed by an authorized agent of the Company, and any such waiver or consent on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.
7.5
If any provision of this Agreement is found by a proper authority to be unenforceable or invalid such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole and in such event, such provision shall be blue-penciled, modified, or added to, to the minimum extent necessary to render such provision enforceable, and this Agreement shall be enforced as so modified, so as to best accomplish the objectives of such unenforceable provision within the limits of applicable law, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
7.6
I acknowledge that the Company will suffer substantial damages not readily ascertainable or compensable in terms of money in the event of the breach of any of my obligations under this Agreement. I, therefore, agree that the Company shall be entitled (in addition to, and without limitation of, any other rights or remedies otherwise available to the Company, whether at law or equity) to obtain an injunction from any court of competent jurisdiction prohibiting the continuance or recurrence of any breach of this Agreement, without the requirement of posting bond or other security.
7.7
The rights and obligations of the parties under this Agreement shall be governed in all respects by the laws of the State of [____]1 exclusively, without reference to any conflict of laws rule that would result in the application of the laws of any other jurisdiction. The parties agree that all disputes arising under this Agreement shall be adjudicated in the state and federal courts having jurisdiction over disputes arising in [____], and I hereby agree to consent to the personal jurisdiction of such court. The Company and I each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement. Notwithstanding the foregoing, I acknowledge that if the Company and I have agreed in writing to arbitrate disputes arising out of or otherwise relating to my

1 Note to Draft: The governing law and jurisdiction will be the state of residency. Individuals in states requiring specific alterations are directed in the preamble to refer to Exhibit A-1.

Exhibit 10.58

employment, this Agreement shall be adjudicated in accordance with the terms and conditions of such arbitration provision or agreement.
7.8
Any notices required or permitted hereunder shall be given to the appropriate party at the address specified on the signature page to this Agreement or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery, or sent by certified or registered mail, postage prepaid, three days after the date of mailing.
7.9
Except as otherwise provided herein, the provisions of this Agreement shall survive the termination of my employment with the Company for any reason.
7.10
This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. A facsimile, PDF (or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or any other type of copy of an executed version of this Agreement signed by a party is binding upon the signing party to the same extent as the original of the signed agreement.

I ACKNOWLEDGE THAT I HAVE THE RIGHT, AND THE COMPANY HEREBY ADVISES ME, TO CONSULT WITH INDEPENDENT LEGAL COUNSEL PRIOR TO SIGNING THIS AGREEMENT, I HAVE HAD A REASONABLE OPPORTUNITY TO SO CONSULT WITH MY COUNSEL, AND I EITHER HAVE SO CONSULTED OR VOLUNTARILY CHOSEN NOT TO CONSULT, WITH SUCH COUNSEL. I FURTHER ACKNOWLEDGE THAT I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT. I SIGN THIS AGREEMENT VOLUNTARILY AND KNOWINGLY AND WITHOUT DURESS.

(Signature Page Follows)

Exhibit 10.58

IN WITNESS WHEREOF, and intending to be legally bound, I have executed this Restrictive Covenant Agreement as of _______________, 20__.

____________________________

Employee: ___________________

Address:_____________________

____________________________

AGREED AND ACKNOWLEDGED:

Vroom, Inc.

By: ________________________

Name: ______________________

Title: _______________________

[Employer]2

By: ________________________

Name: ______________________

Title: _______________________

2 Note to Draft: For employees in Massachusetts only: If employee is not employed at the Vroom, Inc.-level, include a signature block for their employing entity and have such entity sign the agreement as well.

Exhibit 10.58

EXHIBIT A-1

[insert state-specific alterations]